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                                                                       EXHIBIT 5

                                October 19, 2001

The Banc Corporation
17 North 20th Street
Birmingham, AL 35203

                    RE: REGISTRATION STATEMENT ON FORM S-4
                              THE BANC CORPORATION
                             OUR FILE NO. 05136-026

Gentlemen:

         We have served as counsel for The Banc Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Corporation's Registration Statement on Form S-4, as amended (Commission File No. 333-69734) (the "Registration Statement"), of shares of common stock, par value $.001 per share, of the Corporation (the "Shares") to be issued pursuant to that certain Reorganization Agreement and Plan of Merger, dated as of August 30, 2001, by and among the Corporation, The Bank, an Alabama bank, TBC Merger Corporation, a Florida Corporation ("the Subsidiary"), CF Bancshares, Inc., a Florida corporation ("CF Bancshares"), and Citizens Federal Savings Bank of Port St. Joe, a federal savings association ("Citizens Federal"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Corporation and to the authorization and issuance of the Shares and the authorization and adoption of the Reorganization Agreement and Plan of Merger as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

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The Banc Corporation
October 19, 2001
Page 2


         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreements, the Shares will be legally issued, fully paid and nonassessable.

         We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of the Opinion as an Exhibit thereto.


                                    Very truly yours,

                                    HASKELL SLAUGHTER YOUNG
                                    & REDIKER, L.L.C.



                                    By /s/ Robert E. Lee Garner
                                      --------------------------------------
                                               Robert E. Lee Garner